Exhibit 99

Scripps Networks Interactive reports second quarter 2016 financial results

U.S. Networks’ advertising revenues surpass $500 million in a quarter for the first time in the company’s history

Second quarter 2016 financial highlights:

•	Consolidated operating revenues of $892.8 million, a 21.9% increase;
•	U.S. Networks advertising revenue of $541.0 million, an 8.9% increase;
•	Consolidated operating income of $372.9 million, a 12.3% increase; and
•	Adjusted segment profit(1) of $419.3 million, a 13.9% increase.

For immediate release

Aug. 9, 2016

KNOXVILLE, Tenn. — Scripps Networks Interactive, Inc. (Nasdaq: SNI) today reported second quarter 2016 operating results.

Consolidated operating revenues increased 21.9% during the second quarter of 2016. Consolidated operating income grew 12.3%, and consolidated adjusted segment profit(1) was up 13.9% compared with the prior-year period. The U.S. Networks segment continued to benefit from a strong advertising market. The inclusion of TVN, Poland’s leading multi-platform media business, drove the growth in the company’s International Networks segment. TVN realized mid-single digit revenue growth in local currency for the quarter compared with the prior-year.

Total day ratings for adults 25-54 improved across all six U.S. networks while total impressions grew in the low single-digits. HGTV sustained its strong ratings performance, achieving its highest rated second quarter ever among all key demographics. Food Network’s ratings for total day 25-54 viewers grew 4% compared to the prior year quarter. Travel Channel continued along its growth trajectory, posting double-digit ratings growth. DIY Network and Cooking Channel each saw ratings reach record levels, and Great American Country grew its ratings more than 50%. TVN was ranked the No. 1 channel amongst viewers in its target audience, generating high single-digit improvement over the prior year.

"Scripps Networks Interactive generated another quarter of strong operating performance,” said Kenneth W. Lowe, president, chairman and CEO. “I am particularly proud that we achieved our first ever $500 million quarter in U.S. ad sales, and that the importance advertisers place on our networks has continued with a record breaking upfront. TVN has proven to be a transformative acquisition for the company, converting our International Networks segment into a growing and profitable endeavor. Thanks to the launch of Scripps Lifestyle Studios, digital engagement is at its highest level ever, particularly on social platforms where our audience has grown considerably, driving a substantial increase in digital revenues. Our company remains well positioned to excel in the evolving media landscape.”

Second Quarter Consolidated Results

Consolidated operating revenues for the quarter were $892.8 million, an increase of 21.9% compared with the prior-year period. Consolidated advertising revenues were $646.6 million, an increase of 28.6%, and consolidated distribution revenues were $223.4 million, an increase of 3.8%, compared with the prior-year period.

Second quarter consolidated operating income was $372.9 million, an increase of 12.3% from the prior-year period. Consolidated adjusted segment profit(1) was $419.3 million, an increase of 13.9%. The year-over-year improvement in consolidated operating income and consolidated adjusted segment profit(1) was driven by the increase in operating revenues, which reflects the inclusion of TVN and the growth in advertising revenues from U.S. Networks, offset primarily by increased international operating expenses as a result of the inclusion of TVN and additional programming costs for U.S. Networks.

Second quarter consolidated net income attributable to Scripps Networks Interactive was   $184.6 million, or $1.42 per diluted share, compared with $193.7 million, or $1.49 per diluted share, in the same period of the prior year. The decline in consolidated net income was primarily driven by the large gain on derivatives related to the TVN acquisition recognized in the second quarter of last year, additional interest expense recorded in the second quarter of this year associated with the financing for the acquisition of TVN as well as the assumed debt of TVN and the loss on investment realized in the second quarter of this year. Second quarter consolidated adjusted net income(1) increased 7.2% to $205.1 million, and consolidated adjusted diluted earnings per share(1) increased 7.5% to $1.58. The improvement in consolidated adjusted diluted earnings per share(1) during the second quarter was primarily due to improved operating performance, partially offset by an increase in interest expense and lower equity in earnings of affiliates as a result of the sale of the company’s investment in Fox Sports South in the first quarter 2016.

Second Quarter Segment Results

Segment Profit and Adjusted Segment Profit - Q2 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	June 30,		June 30,		June 30,		June 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$378,401	$374,429	$18,623	$(13,072)	$(24,128)	$(29,322)	$372,896	$332,035
Depreciation	12,716	12,848	3,114	949	259	1,001	16,089	14,798
Amortization	10,022	10,021	15,632	1,619	-	-	25,654	11,640
Loss on disposal of property and equipment	-	34	-	9	-	1	-	44
Segment profit (loss) (1)	$401,139	$397,332	$37,369	$(10,495)	$(23,869)	$(28,320)	$414,639	$358,517
TVN transaction and integration expenses	17	63	(18)	435	736	3,723	735	4,221
Restructuring costs	-	3,082	-	-	-	2,238	-	5,320
Reorganization costs	3,713	-	-	-	214	-	3,927	-
Adjusted segment profit (loss) (1)	$404,869	$400,477	$37,351	$(10,060)	$(22,919)	$(22,359)	$419,301	$368,058

U.S. Networks’ operating revenues for the second quarter of 2016 were $752.3 million, an increase of 5.2%, driven by advertising revenue growth. Advertising revenues for U.S. Networks, which surpassed $500 million in a single quarter for the first time in the company’s history, were $541.0 million, an increase of 8.9%. This improvement reflects the continued strength in the U.S. advertising market for our lifestyle brands along with a low single-digit improvement in impressions. Predominantly as a result of the previously disclosed one-time rate equalization of certain distributor agreements caused by industry consolidation, distribution revenues for U.S. Networks decreased by 3.6% to $196.1 million. Continued erosion in subscribers across the industry also impacted revenue, though the declines were partially offset by negotiated rate increases and additional distribution from new over-the-top entrants.

U.S. Networks’ operating income for the second quarter of 2016 was $378.4 million, an increase of 1.1%. U.S. Networks’ adjusted segment profit(1) was $404.9 million, an increase of 1.1%. This improvement reflects the increase in advertising revenues, offset by an increased investment in programming.

International Networks’ operating revenues for the second quarter of 2016 were $147.0 million compared with $22.1 million in the prior-year quarter. International Networks’ operating income was $18.6 million, and adjusted segment profit(1) was $37.4 million in the second quarter of 2016 compared with operating losses of $13.1 million and adjusted segment losses(1) of $10.1 million in the second quarter of 2015, primarily due to the inclusion of TVN.

Corporate and Other included an operating loss of $24.1 million compared with a loss of     $29.3 million in the prior-year quarter. Corporate and Other adjusted segment loss(1) was    $22.9 million, compared with an adjusted segment loss(1) of $22.4 million in the prior-year second quarter.

(1) This earnings release includes several metrics, including consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow that are not calculated in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"). See the Non-GAAP Financial Measures section of this press release for discussion of consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow and a reconciliation to their respective most comparable financial measure calculated in accordance with GAAP.

Guidance

All guidance is based on current management expectations for consolidated company performance. Based on results seen to date, the company is reiterating all of its previously issued guidance.

Conference Call Information

The senior management team of Scripps Networks Interactive will discuss the company’s second quarter 2016 results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 800-230-1059 (U.S.) or 612-288-0337 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, "SNI Second Quarter Earnings Report," and must provide their name and company affiliation. The media and general public may access the conference call on a listen-only basis.

A replay line will be open from 12 p.m. on August 9 until 11:59 p.m. ET on August 23. The domestic number to access the replay is 800-475-6701, and the international number is 320-365-3844. The access code for both numbers is 396788.

A replay of the conference call will also be available online. To access the audio replay online, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose the Investors page, then follow the Audio Archives link at the top of the Investor Relations page.

Forward-Looking Statements

This press release contains certain forward-looking statements related to the Company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in forward-looking statements, including changes in advertising demand and other economic conditions as well as other reasons described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the caption entitled “Forward-Looking Statements” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The Company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive
Scripps Networks Interactive (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company's lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively engage more than 190 million U.S. consumers each month. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living. The company’s global networks and websites reach millions of consumers across North and South America, Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact:  Scripps Networks Interactive, Inc.

Investors:  Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media:  Dylan Jones, 865-560-5068, DJones@scrippsnetworks.com, or

Lee Hall, 865-560-3853, LHall@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in thousands, except per share data)
	Three months ended June 30,			Six months ended June 30,
	2016	2015	% Change	2016	2015	% Change
Operating revenues:
Advertising	$646,648	$502,891	28.6%	$1,218,503	$938,159	29.9%
Distribution	223,446	215,217	3.8%	451,514	424,225	6.4%
Other	22,677	13,994	62.0%	39,632	27,968	41.7%
Total operating revenues	892,771	732,102	21.9%	1,709,649	1,390,352	23.0%
Operating expenses:
Cost of services, excluding depreciation and amortization	286,999	195,087	47.1%	566,666	394,234	43.7%
Selling, general and administrative	191,133	178,498	7.1%	389,954	380,685	2.4%
Depreciation	16,089	14,798	8.7%	33,628	31,693	6.1%
Amortization	25,654	11,640	120.4%	56,716	23,335	143.1%
Loss (gain) on disposal of property and equipment	-	44	(100.0)%	(242)	2,560	(109.5)%
Total operating expenses	519,875	400,067	29.9%	1,046,722	832,507	25.7%
Operating income	372,896	332,035	12.3%	662,927	557,845	18.8%
Interest expense, net	(33,175)	(16,835)	(97.1)%	(66,920)	(29,802)	124.5%
Equity in earnings of affiliates	21,712	27,290	(20.4)%	47,390	46,235	2.5%
Gain on derivatives	8,267	37,198	(77.8)%	11,033	43,131	(74.4)%
(Loss) gain on sale of investments	(16,373)	-	NM	191,824	-	NM
Miscellaneous, net	(21,672)	(13,194)	(64.3)%	(15,606)	(13,596)	(14.8)%
Income from operations before income taxes	331,655	366,494	(9.5)%	830,648	603,813	37.6%
Provision for income taxes	98,303	120,326	(18.3)%	257,350	191,575	34.3%
Net income	233,352	246,168	(5.2)%	573,298	412,238	39.1%
Less: net income attributable to non-controlling interests	(48,744)	(52,450)	7.1%	(97,793)	(94,677)	3.3%
Net income attributable to SNI	$184,608	$193,718	(4.7)%	$475,505	$317,561	49.7%
Net income attributable to SNI common shareholders per share of common stock:
Basic	$1.42	$1.50	(5.0)%	$3.67	$2.44	50.7%
Diluted	$1.42	$1.49	(4.9)%	$3.66	$2.43	50.8%
Weighted average shares outstanding:
Basic	129,562	129,225		129,434	130,237
Diluted	130,141	129,868		129,971	130,898

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and par value amounts)

	As of
	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$185,923	$223,444
Accounts receivable, net of allowances: 2016 - $16,253; 2015 - $12,569	835,644	816,679
Programs and program licenses	604,545	588,999
Other current assets	66,830	98,759
Total current assets	1,692,942	1,727,881
Investments	743,974	807,630
Property and equipment, net of accumulated depreciation: 2016 - $324,982; 2015 - $299,153	279,620	293,230
Goodwill	1,785,349	1,804,748
Intangible assets, net	1,191,215	1,262,664
Programs and program licenses (less current portion)	525,090	522,899
Deferred income taxes	142,563	91,954
Other non-current assets	151,962	161,308
Total Assets	$6,512,715	$6,672,314
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,464	$35,308
Current portion of debt	749,487	499,174
Program rights payable	57,446	68,892
Deferred revenue	101,408	96,040
Employee compensation and benefits	75,982	115,266
Other accrued liabilities	154,574	159,969
Total current liabilities	1,200,361	974,649
Debt (less current portion)	2,877,451	3,511,098
Other non-current liabilities	266,875	250,391
Total liabilities	4,344,687	4,736,138
Redeemable non-controlling interests (Note 14)	—	99,000
Equity:
SNI shareholders’ equity:
Preferred stock, $0.01 par - authorized: 25,000,000 shares; none outstanding	—	—
Common stock, $0.01 par:
Class A Common Shares - authorized: 240,000,000 shares; issued and outstanding: 2016 - 95,170,859 shares; 2015 - 94,838,600 shares	951	948
Common Voting Shares - authorized: 60,000,000 shares; issued and outstanding: 2016 - 33,850,481 shares; 2015 - 33,850,481 shares	339	339
Total common stock	1,290	1,287
Additional paid-in capital	1,375,306	1,347,491
Retained earnings	718,292	305,386
Accumulated other comprehensive loss	(210,334)	(130,233)
Total SNI shareholders’ equity	1,884,554	1,523,931
Non-controlling interest (Note 14)	283,474	313,245
Total equity	2,168,028	1,837,176
Total Liabilities and Equity	$6,512,715	$6,672,314

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)

	Six months ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$573,298	$412,238
Depreciation	33,628	31,693
Amortization	56,716	23,335
Program amortization	441,608	322,268
Program payments	(477,132)	(396,638)
Equity in earnings of affiliates	(47,390)	(46,235)
Gain on derivatives	(11,033)	(43,131)
Gain on sale of investments	(191,824)	—
Dividends received from equity investments	38,247	44,019
Share-based compensation	24,679	24,255
Deferred income taxes	(31,190)	2,686
Changes in working capital accounts (excluding the effects of acquisition):
Accounts receivable, net	(23,533)	(93,465)
Other assets	(9,356)	(9,530)
Accounts payable	26,985	13,246
Deferred revenue	5,629	29,466
Accrued / refundable income taxes	87,453	66,712
Other liabilities	(53,241)	(13,698)
Other, net	6,263	18,221
Cash provided by operating activities	449,807	385,442
Cash Flows from Investing Activities:
Additions to property and equipment	(24,297)	(18,478)
Collections of note receivable	2,135	2,322
Purchases of investments	(4,711)	(30,000)
Sale of investments	226,484	—
Investment in intangible	(11,634)	—
Foreign currency call option premium	—	(16,000)
Settlement of derivatives	11,016	63,019
Restricted cash	—	(652,353)
Other, net	(8,443)	(32,444)
Cash provided by (used in) investing activities	190,550	(683,934)
Cash Flows from Financing Activities:
Proceeds from debt	—	2,760,764
Repayments of debt	(390,000)	(1,700,000)
Deferred loan costs	—	(13,963)
Purchase of non-controlling interests	(99,000)	—
Dividends paid	(64,695)	(59,427)
Dividends paid to non-controlling interests	(125,604)	(135,817)
Repurchases of Class A Common Shares	—	(288,502)
Proceeds from stock options	6,246	7,894
Other, net	1,754	(7,016)
Cash (used in) provided by financing activities	(671,299)	563,933
Effect of exchange rate changes on cash and cash equivalents	(6,579)	(2,791)
(Decrease) increase in cash and cash equivalents	(37,521)	262,650
Cash and cash equivalents:
Beginning of period	223,444	878,164
End of period	$185,923	$1,140,814
Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$52,147	$41,132
Income taxes paid	$202,570	$113,921

Non-GAAP Financial Measures

In addition to results prepared in accordance with GAAP provided in this release, the Company has also presented consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow.

The Company evaluates the operating performance of its segments and uses a financial measure referred to as segment profit. Segment profit is defined as operating income (loss) excluding depreciation, amortization and loss (gain) on disposal of property and equipment. Because segment profit is based on operating income (loss), it excludes interest expense, equity in earnings of affiliates, gain (loss) on derivatives, gain (loss) on sale of investments, other miscellaneous non-operating expenses and income taxes.

The Company uses segment profit to assess the operating results and performance of its segments and makes decisions about the allocation of resources to segments using this financial measure. The Company believes segment profit is relevant to investors because it allows them to analyze and evaluate the operating performance of its segments consistent with management.  Items excluded from segment profit generally result from decisions made in prior periods and/or by corporate executives rather than the mangers of the segments. Depreciation and amortization charges are a result of decisions made in prior periods regarding the allocation of resources and are, therefore, excluded from segment profit. Also excluded from segment profit are financing, tax structuring and acquisition and divestiture decisions, which are generally made by corporate executives. Excluding these items from the performance measure of our segments enables management to evaluate operating performance based on current economic conditions and decisions made by segment managers in the current period.

The Company defines adjusted segment profit and adjusted net income as segment profit and net income, respectively, excluding the impact of items not recurring in nature and defines adjusted net income per diluted share as net income per diluted share excluding the impact of items not recurring in nature. The Company believes adjusted segment profit, adjusted net income and adjusted net income per diluted share are relevant to investors because it allows them to analyze the performance of segments excluding the impact of items not recurring in nature.

The Company defines free cash flow as cash provided by operating activities less dividends paid to non-controlling interests and additions to property and equipment. The Company measures free cash flow as believes it is an important indicator for management and investors as to its liquidity, including the ability to reduce debt, make strategic investments and return capital to shareholders.

Consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are non-GAAP measures and should be considered in addition to, but not as a substitute for operating income, net income, net income per diluted share, cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Since consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance calculated in accordance with GAAP, these non-GAAP measures may not be comparable to similar measures with similar titles used by other companies. Supplemental schedules providing a reconciliation of the non-GAAP measure to its respective most comparable financial measure in accordance with GAAP are included within this press release on the following pages.

Segment Profit and Adjusted Segment Profit - Q2 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	June 30,		June 30,		June 30,		June 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$378,401	$374,429	$18,623	$(13,072)	$(24,128)	$(29,322)	$372,896	$332,035
Depreciation	12,716	12,848	3,114	949	259	1,001	16,089	14,798
Amortization	10,022	10,021	15,632	1,619	-	-	25,654	11,640
Loss on disposal of property and equipment	-	34	-	9	-	1	-	44
Segment profit (loss) (1)	$401,139	$397,332	$37,369	$(10,495)	$(23,869)	$(28,320)	$414,639	$358,517
TVN transaction and integration expenses	17	63	(18)	435	736	3,723	735	4,221
Restructuring costs	-	3,082	-	-	-	2,238	-	5,320
Reorganization costs	3,713	-	-	-	214	-	3,927	-
Adjusted segment profit (loss) (1)	$404,869	$400,477	$37,351	$(10,060)	$(22,919)	$(22,359)	$419,301	$368,058

Segment Profit and Adjusted Segment Profit - Year-to-Date 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Six months ended		Six months ended		Six months ended		Six months ended
	June 30,		June 30,		June 30,		June 30,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	$713,682	$646,734	$4,530	$(21,835)	$(55,285)	$(67,054)	$662,927	$557,845
Depreciation	26,869	27,560	6,239	2,078	520	2,055	33,628	31,693
Amortization	20,043	19,961	36,673	3,374	-	-	56,716	23,335
Loss (gain) on disposal of property and equipment	42	3,581	(284)	9	-	(1,030)	(242)	2,560
Segment profit (loss)	$760,636	$697,836	$47,158	$(16,374)	$(54,765)	$(66,029)	$753,029	$615,433
TVN transaction and integration expenses	17	63	(31)	436	2,104	13,914	2,090	14,413
Restructuring costs	(29)	6,423	-	-	(281)	3,912	(310)	10,335
Reorganization costs	7,519	-	-	-	3,732	-	11,252	-
Adjusted segment profit (loss) (1)	$768,143	$704,322	$47,127	$(15,938)	$(49,210)	$(48,203)	$766,061	$640,181

Adjusted Net Income - Q2 2016
(in thousands, except per share data)	Three months ended June 30, 2016
GAAP measure:	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	(Loss) gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$286,999	$191,133	$41,743	$8,267	$(16,373)	$(21,672)	$184,608	$1.42
TVN transaction and integration expenses	(17)	(718)	-	-	-	-	456	0.00
Net gain on TVN derivative contracts	-	-	-	-	-	-	-	-
Foreign currency effects due to TVN funds	-	-	-	-	-	-	-	-
Restructuring costs	-	-	-	-	-	-	-	-
Reorganization costs	(1,290)	(2,637)	-	-	-	-	2,434	0.02
TVN purchase price accounting impact	-	-	(12,056)	-	-	-	7,475	0.06
Loss on sale of investments	-	-	-	-	16,373	-	10,151	0.08
As adjusted	$285,692	$187,778	$29,687	$8,267	$-	$(21,672)	$205,124	$1.58
(A) Items tax effected at 38% statutory tax rate.

Adjusted Net Income - Q2 2015
(in thousands, except per share data)	Three months ended June 30, 2015
GAAP measure:	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	(Loss) gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$195,087	$178,498	$26,438	$37,198	$-	$(13,194)	193,718	$1.49
TVN transaction and integration expenses	(22)	(4,199)	-	-	-	-	2,617	0.02
Net gain on TVN derivative contracts	-	-	-	44,410	-	-	(27,534)	(0.21)
Foreign currency effects due to TVN funds	-	-	-	-	-	(18,892)	18,892	0.14
Restructuring costs	(871)	(4,449)	(473)	-	-	-	3,592	0.03
Reorganization costs	-	-	-	-	-	-	-	-
TVN purchase price accounting impact	-	-	-	-	-	-	-	-
Loss on sale of investments	-	-	-	-	-	-	-	-
As adjusted	$194,194	$169,850	$25,965	$81,608	$-	$(32,086)	$191,285	$1.47
(A) Items tax effected at 38% statutory tax rate with the exception of foreign currency effects due to TVN funds, which has an effective tax rate of 0%.

Adjusted Net Income - Year-to-Date 2016
(in thousands, except per share data)	Six months ended June 30, 2016
GAAP measure:	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain (loss) on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$566,666	$389,954	$90,344	$11,033	$191,824	$(15,606)	$475,505	$3.66
TVN transaction and integration expenses	(17)	(2,073)	-	-	-	-	1,296	0.01
Net gain on TVN derivative contracts	-	-	-	-	-	-	-	-
Foreign currency effects due to TVN funds	-	-	-	-	-	-	-	-
Restructuring costs	-	310	-	-	-	-	(192)	(0.00)
Reorganization costs	(2,997)	(8,255)	-	-	-	-	6,976	0.05
TVN purchase price accounting impact	-	-	(29,817)	-	-	-	18,487	0.14
(Gain) on sale of investments	-	-	-	-	(191,824)	-	(118,931)	(0.91)
As adjusted	$563,652	$379,936	$60,527	$11,033	$-	$(15,606)	$383,141	$2.95
(A) Items tax effected at 38% statutory tax rate.

Adjusted Net Income - Year-to-Date 2015
(in thousands, except per share data)	Six months ended June 30, 2015
GAAP measure:	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Gain on Derivatives	Gain (loss) on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$394,234	$380,685	$55,028	$43,131	$-	$(13,596)	$317,561	$2.43
TVN transaction and integration expenses	(22)	(14,391)	-	-	-	-	8,936	0.07
Net gain on TVN derivative contracts	-	-	-	45,128	-	-	(27,979)	(0.21)
Foreign currency effects due to TVN funds	-			-		18,892	18,892	0.14
Restructuring costs	(2,419)	(7,916)	(946)	-	-	-	6,995	0.05
Reorganization costs	-	-	-	-	-	-	-	-
TVN purchase price accounting impact	-	-	-	-	-	-	-	-
(Gain) on sale of investments	-	-	-	-	-	-	-	-
As adjusted	$391,793	$358,378	$54,082	$88,259	$-	$5,296	$324,405	$2.48
(A) Items tax effected at 38% statutory tax rate with the exception of foreign currency effects due to TVN funds which has an effective tax rate of 0%.

Free Cash Flow - 2016 and 2015
	Six months ended June 30,
(in thousands)	2016	2015
Cash provided by operating activities	449,807	385,442
Dividends paid to non-controlling interests	(125,604)	(135,817)
Additions to property and equipment	(24,297)	(18,478)
Free cash flow	$299,906	$231,147

Operating Revenues by Network – 2016 and 2015

	Three months ended June 30,			Six months ended June 30,
(in thousands)	2016	2015	Change	2016	2015	Change
Network
HGTV	$282,753	$271,784	4.0%	$554,468	$509,085	8.9%
Food Network	240,902	228,069	5.6%	470,200	445,367	5.6%
Travel Channel	85,884	81,729	5.1%	166,651	157,646	5.7%
DIY Network	46,996	47,984	(2.1)%	88,509	86,374	2.5%
Cooking Channel	36,823	35,102	4.9%	69,792	65,725	6.2%
Great American Country	8,234	8,111	1.5%	15,520	15,465	0.4%
Digital Businesses	40,916	34,336	19.2%	69,888	58,710	19.0%
Other	9,943	9,220	7.8%	20,103	17,372	15.7%
Intrasegment eliminations	(130)	(1,235)	89.5%	(615)	(1,740)	64.7%
Total segment operating revenues	$752,321	$715,100	5.2%	$1,454,516	$1,354,004	7.4%
Type
Advertising	540,979	496,879	8.9%	1,028,264	925,430	11.1%
Distribution	196,073	203,444	(3.6)%	398,169	401,271	(0.8)%
Other	15,269	14,777	3.3%	28,083	27,303	2.9%
	$752,321	$715,100	5.2%	$1,454,516	$1,354,004	7.4%